UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 10, 2012 (January 5, 2012)

Behringer Harvard Short-Term Opportunity
Fund I LP
(Exact Name of Registrant as Specified in Its Charter)

Texas	000-51291	71-0897614
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15601 Dallas Parkway, Suite 600, Addison, Texas
75001
(Address of principal executive offices)
(Zip Code)

(866) 655-1620
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04                      Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

Mockingbird Commons LLC (“Borrower”), an entity in which Behringer Harvard Short-Term Opportunity Fund I LP (which may be referred to herein as the “Registrant,” “we,” “our,” or “us”) holds a 70% ownership interest, is currently the borrower under a loan agreement with Credit Union Liquidity Services, LLC, f/k/a Texans Commercial Capital, LLC (“Lender”), whereby the Borrower was permitted to borrow up to $34 million (“Palomar Residences Loan Agreement”) to construct luxury high-rise condominiums in Dallas, Texas (“Palomar Residences”).  As previously reported, in January 2011 the Borrower failed to make a mandatory $3 million principal payment required under the Palomar Residences Loan Agreement.  We received notice from the Lender demanding payment of the $3 million principal payment by May 20, 2011.  The payment was not made by that date and thus constituted an event of default under the loan agreement.  The parent of the Lender was placed into conservatorship by the credit union regulator, the National Credit Union Administration, in April 2011 during negotiations to extend or modify the Palomar Residences Loan Agreement.  The Borrower did not pay the outstanding principal balance, together with all accrued, but unpaid interest due on the maturity date of October 1, 2011, as we continued to negotiate with the Lender.  In December 2011, the parties had negotiated a recapitalization of the Palomar Residences Loan Agreement; however, the transaction ultimately was not approved by the credit union regulator and could not be completed.  Subsequently, on January 5, 2012 the Borrower received notice from the Lender demanding immediate payment of the entire outstanding principal balance of $22.8 million and all accrued but unpaid interest.  We have been informed that the Lender and regulators are considering marketing the note under the Palomar Residences Loan Agreement for sale.

We converted the unsold condominium units in the Palomar Residences to a rental program in the first quarter of 2009.  These units were 100% leased until May 2011 when we restarted our sales program.  We sold six units in the project in 2011, our first sales in the condo tower since 2007.

Behringer Harvard Mountain Village, LLC, our wholly-owned subsidiary, entered into a promissory note payable to the Lender, whereby the borrower was permitted to borrow a total principal amount of $27.7 million (“Cassidy Ridge Loan Agreement”) to construct 23 condominium units in Telluride, Colorado (“Cassidy Ridge”).  We assigned a second lien position on Cassidy Ridge to the Lender in the amount of $12.6 million as additional security to the Palomar Residences Loan Agreement.  The default under the Palomar Residences Loan Agreement created a cross-default under the Cassidy Ridge Loan Agreement.  The outstanding principal balance together with all accrued, but unpaid interest was due and payable on the maturity date of October 1, 2011, which amount was not paid as we continued to negotiate with the Lender to modify or extend the Cassidy Ridge Loan Agreement.  In December 2011, the parties had negotiated a recapitalization of the Cassidy Ridge Loan Agreement; however, the transaction ultimately was not approved by the credit union regulator and could not be completed.  Subsequently, on January 5, 2012, the borrower received notice from the Lender demanding immediate payment of the entire outstanding principal balance of $27.7 million and all accrued but unpaid interest.

 In addition to the deeds of trust securing the Palomar Residences and Cassidy Ridge, the Registrant has guaranteed full repayment of the obligations under the Palomar Residences and Cassidy Ridge Loan Agreements.  As a result of the demand for immediate payment from the Lender, we would have to evaluate all available alternatives, including transferring legal possession of the properties to the Lender under the deeds of trust, as the Palomar Residences and Cassidy Ridge Loan Agreements are recourse to us.

The Borrower received funds under a separate loan agreement with a different lender to redevelop the Hotel Palomar adjacent to the Palomar Residences, which loan agreement and property is not part of the demand notice from or continuing negotiations with the Lender disclosed herein.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEHRINGER HARVARD SHORT-TERM
OPPORTUNITY FUND I LP

	By:	Behringer Harvard Advisors II LP,
Co-General Partner

Dated: January 10, 2012		By:	/s/ Gary S. Bresky
Gary S. Bresky
Chief Financial Officer

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